United States Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)
March 2, 2006 (February 28, 2006)
LOWRANCE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-15240 (Commission File Number)	44-0624411 (IRS Employer Identification Number)
12000 EAST SKELLY DRIVE
TULSA, OKLAHOMA 74128
(Address of principal executive offices and zip code)
918-437-6881
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
     On January 30, 2006, Lowrance Electronics, Inc., a Delaware corporation (the “Company”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Simrad Yachting AS, a stock corporation incorporated under the laws of Norway (“Parent”), and Navico Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”).
     Pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the shares of common stock of the Company, par value $0.10 per share (the “Shares”), at a purchase price of $37.00 per Share in cash, upon the terms and subject to the conditions disclosed in the Offer to Purchase on Schedule TO (as amended or supplemented from time to time) filed by Parent and Purchaser with the Securities and Exchange Commission on January 31, 2006 (the “Offer”).
     The Offer expired at 12:00 Midnight, New York City time, on February 28, 2006. Based upon information provided by Mellon Investor Services, LLC, the depositary for the Offer, 4,105,658 Shares were validly tendered and not withdrawn, including 286,150 Shares tendered by notice of guaranteed delivery, which represents approximately 80% of all issued and outstanding Shares. All Shares validly tendered and not withdrawn prior to the expiration have been accepted for payment by Purchaser and will be paid for promptly.
     Parent and Purchaser have elected to provide a subsequent offering period pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), for Shares not yet tendered, during which all properly tendered Shares will be accepted and tendering stockholders will receive $37.00 per share. The subsequent offering period commenced at 9:00 a.m., New York City time, on March 1, 2006 and will expire at 12:00 Midnight, New York City time, on March 3, 2006, unless extended. No withdrawal rights will apply during the subsequent offering period.
     Upon obtaining 90% of the Company’s Shares, Parent intends to complete a short-form merger to acquire the remaining Shares. Purchaser will be merged with and into the Company (the “Merger”) with the Company surviving as a direct wholly-owned subsidiary of Parent. At the effective time of the Merger, each outstanding Share (other than Shares held by Parent, Purchaser or stockholders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation Law) will, by virtue of the Merger and without any action on the part of the holders of the Shares, be converted into the right to receive $37.00 in cash.
     The aggregate consideration to be paid for all shares tendered in the Offer and upon consummation of the Merger is approximately $190 million. Parent has obtained the funding for the Offer and the Merger using funds obtained through an equity contribution from various limited partnerships that comprise the Altor 2003 Fund and from borrowings under the Multicurrency Revolving Credit and Term Loan Facility Agreement with, among others, DnB NOR Bank ASA, as facility agent and security agent.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (c) Exhibits. The following materials are furnished as exhibits to this Current Report on Form 8-K:

Exhibit
Number	Description of Exhibit
99.1	Joint Press Release of Lowrance Electronics, Inc. and Simrad Yachting AS dated March 1, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOWRANCE ELECTRONICS, INC.
Date: March 2, 2006	By:	/s/ Darrell J. Lowrance
Darrell J. Lowrance
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
99.1	Joint Press Release of Lowrance Electronics, Inc. and Simrad Yachting AS dated March 1, 2006.